Exhibit 3.16

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

OF

SITEL INTERNATIONAL LLC

THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (the “Amendment”), dated as of December 11,2008, of SITEL INTERNATIONAL, LLC (the “Company”) is made pursuant to the Limited Liability Company Agreement of Sitel International, LLC, dated as of June 25th, 2001 (the “Agreement”), and the Delaware Limited Liability Company Act, and entered into to be effective for all purposes as of the date hereof.

RECITALS

WHEREAS, the undersigned, SITEL Operating Corporation, being the sole member (the “Member”), desires to amend the Agreement pursuant to Section 22 thereof as set forth herein.

NOW, THEREFORE, the Member hereby amends the Agreement as follows:

1.	Section 6. The last two sentences in Section 6 are deleted in their entirety and replaced with the following:

“Units of participation (“Units of Participation”) means the units of membership interest in the Company, which shall reflect a Member’s relative ownership interest in the Company. Units of Participation shall be represented by certificates. The number of Units of Participation held by each Member shall be set forth on Schedule I of the Agreement, and may be revised from time to time.”

2.	Section 8. Section 8 is deleted in its entirety and replaced with the following:

“8. Management:

(a) Management of the Company shall be vested in the Board of Directors, and all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors, unless otherwise provided in the Act, the Certificate of Formation or this Agreement. Unless otherwise expressly provided in this

Agreement, such management authority and powers shall be exercised by any one Director (“Director” or “Directors”).

(b) The number of Directors of the Company shall be determined from tune to time by resolution of the Directors; provided, however, that no decrease in the number of Directors that would have the effect of shortening the term of an incumbent Director may be made unless approved by the Members, Each Director shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Directors need not be Members or residents of the State of Delaware. The initial Directors of the Company shall be David Beckman and Craig Jantzi.

(c) Any Director position to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of Members called for that purpose. Any vacancy occurring on the Board of Directors other than by reason of an increase in the number of Directors may be filled (i) by election of the Members or (ii) by the affirmative vote of a majority of the remaining Directors, A Director elected to fill a vacancy occurring other than by reason of an increase in the number of Directors shall be elected for the unexpired term of his predecessor in office. Any Director may be removed, with or without cause, by the holders of a majority of the Units of Participation. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(d) Without limiting the generality of paragraph 8(a), the affirmative vote of two (2) Directors shall be required to effect the following actions on behalf of the Company and subject to the limitations set forth hereinafter:

(i) to cause the Company to acquire property from any Person as the Directors may determine, and the fact that a Member or Director is directly or indirectly affiliated or connected with any such Person shall not prohibit the Director from dealing with that Person;

(ii) to borrow money for the Company from banks, other lending institutions, any of the Members or Directors, or Affiliates of any of the Members or Directors on such terms as they deem appropriate, and, in connection therewith, to hypothecate, encumber and pant security interests in the assets of the Company to secure repayment of the borrowed sums;

(iii) to purchase liability and other insurance to protect the Company’s property and business;

(iv) to hold and own any Company real and/or personal properties in the name of the Company;

(v) to invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

(vi) to execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; partnership agreements; and any other instruments or documents necessary, in the opinion of the Directors, to the business of the Company;

(vii) to employ accountants, legal counsel, managing agents or other experts to perform services for the Company, and to define their duties and authority, which may include authority granted to the Members or Directors under the Act, and to compensate them from Company funds;

(viii) to retain and compensate employees and agents generally, and to define their duties and authority, which may include authority granted to the Members or Directors under the Act;

(ix) to appoint and remove officers of the Company;

(x) to enter into any and all other agreements on behalf of the Company, with any other Person or Entity for any purpose;

(xi) to repurchase Units of Participation of the Company, on such terms as all Directors may agree upon;

(xii) to make loans (either with interest or interest-free) to affiliates of the Company; and

(xiii) to do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

(f) Every contract, deed, mortgage, lease and other instrument executed by a Director on behalf of the Company shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof (i) the Company was in existence, (ii) neither this Agreement nor the Certificate of Formation had been amended in any manner so as to restrict the delegation of authority among Directors and (iii) the execution and delivery of such instrument was duly authorized by the Directors,

(g) Meetings of the Directors may be held each year on such dates and either telephonically or in such place or places within the United States as the Directors may determine. No notice of such meetings shall be required.

(i) Subject to the applicable laws of the State of Delaware any action required or permitted to be taken at a Director’s meeting may be taken without a meeting if the action is taken by the requisite number of Directors entitled to vote on the action. The action must be evidenced by one or more written consents describing the action to be taken, signed by the Directors entitled to vote on the action, and delivered to the Company for inclusion in the minutes.

(ii) Any or all Directors may participate in any Directors’ meetings by, or through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director so participating is deemed to be present in person at the meeting.

(iii) The Directors may elect officers at any Directors’ meeting. The officers of the Company, if deemed necessary by the Directors, shall be a president, vice president, secretary and treasurer. Each officer shall hold office for the term for which he is elected until his successor has been elected. Each officer shall perform such duties as shall be authorized by the Directors. Any individual may hold any number of offices. No officer need be a Member, resident of the State of Delaware or citizen or resident of the United States. Any officer elected may be removed by the Directors whenever it is judged to be in the best interest of the Company.

(iv) Assistant officers may be elected by the Directors at any time. No assistant officer need be a Member, resident of the State of Delaware or citizen or resident of the United States. Each assistant officer shall perform such duties as shall be delegated by the officer for whom the assistant holds office to assist. Any assistant officer may be removed by any Director at any time.

(v) In the event the Company shall fall to hold an annual meeting, the actions of the Company shall not be invalidated thereby.

(h) The following transactions shall require the affirmative vote of all of the Directors other than any Director which has previously approved such matter:

(i) the sale, exchange or other disposition of all or substantially all of the Company’s assets occurring as part of a single transaction or plan;

(ii) the merger of the Company with any other limited liability company, limited partnership, general partnership, corporation or other Entity;

(iii) the amendment of this Agreement;

(iv) any purchase or sale of investments for a price or value in excess of U.S. $1,000,000;

(v) any borrowing in excess of U.S. $1,000,000 in the aggregate or the giving of any guarantee by the Company in excess of U.S. $1,000,000 in the aggregate;

(vi) any issue of Units of Production of the Company;

(vii) any amendment to the Certificate of Formation of the Company; or

(viii) any merger, amalgamation, reorganization, continuance to another jurisdiction, winding up or other dissolution of the Company.”

3.	Section 11. In Section 11, the first sentence is deleted in its entirety and replaced with the following:

“Distributions of cash and/or other property (which need not be distributed proportionately) to the Members in advance of dissolution and winding up may be made by the Company at such times as the Directors may determine and shall be made to all of the Members simultaneously in proportion to their then respective interests in the Company.”

4.	Section 12. In Section 12, the term “Members” is deleted and replaced with “Directors”.

5.	Section 13. In Section 13, the term “Members” is deleted and replaced with “Directors”.

6.	Section 14. In Section 14, the first instance of the term “Members” is deleted and replaced with “Directors”.

7.	Section 16. Section 16 is deleted in its entirety and replaced with the following:

“16. Resignation of Member. A Member may resign from membership in the Company without the prior written consent of the other Members. After the effective date of such resignation and until such resigned Member’s capital account has been liquidated in accordance with an agreement between the resigned Member and the Company, such resigned Member shall only be entitled to receive the cash and other property provided for in such agreement as a creditor of the Company (subject to any prior rights of other creditors of the Company granted by law) and shall have no further rights as a Member.”

8.	Section 17. Section 17 is deleted in its entirety and replaced with the following:

“17. Additional Members; Assignment of Members Interests. The Company may admit new members and Members may assign their membership interests without the prior written consent of the existing Members. The new Member shall be admitted upon the execution and delivery to the Company and the other Members of documents satisfactory to the Directors by which such new Member accepts the terms of this Agreement and agrees to be bound thereby, effective upon the effective date of such admission.”

9.	Unless otherwise stated herein, capitalized terms shall have the meanings as set forth in the Agreement.

Except as otherwise set forth in this Amendment, the terms of the conditions of the Agreement remain in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above but actually on the date set forth below.

SITEL OPERATING CORPORATION

By	/s/ Craig Jantzi
Title	Treasurer
Date	December 11, 2008

CERTIFICATE OF MEMBERSHIP INTERESTS

No. 1	100 Membership Interests

ORGANIZED UNDER THE LAWS OF THE STATE OF DELWARE

SITEL INTERNATIONAL LLC

This certifies that SITEL OPERATING CORPORATION, or its registered assigns, is the registered holder of 100 fully and non-assessable Membership Interests of SITEL INTERNATIONAL LLC, a Delaware limited liability company (the “Company”), transferable only on the books of the Company upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer.

Dated: December 11, 2008

/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

CERTICATE POWER

For value received, Sitel Operating Corporation hereby sells, assigns and transfers unto:

Membership Interest represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Membership Interest on the books of the within named limited liability company with full power of substitution in the premises.

Dated December 11, 2008

SITEL OPERATING CORPORATION, a Delaware corporation

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SERCURTIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, TRANSFERRED, CONVEYED, ASSIGNED, PLEDGED, ENCUMBERED, MORTGAGED, HYPOTHECATED, DONATED, DELIVERED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH STATE SECURITIES OR “BLUE SKY” LAWS. THE MEMBERSHIP INTEREST EVIDENCED HEREBY IS AND SHALL FOR ALL PURPOSES BE DEEMED TO BE A “SECURITY” AND THIS CERTIFICATE IS AND SHALL FOR ALL PURPOSES BE DEEMED TO BE A “SECURITY CERTIFICATE” WITHIN THE MEANING OF, AND GOVERNED BY, ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE AND ANY OTHER RELEVANT JURISDICTION.

SITEL INTERNATIONAL LLC

OPERATING AGREEMENT

This Operating Agreement (this “Agreement”) of SITEL International LLC, a Delaware limited liability company (the “Company”), effective as of the 25th day of June, 2001, is adopted by written consent of SITEL Corporation, a Minnesota corporation, as the sole initial member.

WHEREAS, the Company was initially formed under the name SITEL International, Inc. as a Nebraska corporation on January 11, 1996;

WHEREAS, as of the date of this Agreement, the Company is converting to a Delaware limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Act”); and

WHEREAS it is the intent of the undersigned that the administration and regulation of the affairs of the Company shall be governed by the terms and provisions of this Agreement.

1. Formation. The Company is being formed by the filing of a certificate of conversion and a certificate of formation substantially in the form of Exhibit “A” under Section 214 of the Act, 6 Del. C. § 18-214. (the “Act”) as of the date of this Agreement. Pursuant to Section 214(d) of the Act, the Company shall be deemed to have commenced its existence on January 11, 1996. Pursuant to the Act, the stock of SITEL International, Inc. shall be converted into membership interests in the Company upon the filing of a certificate of formation for the Company substantially in the form attached hereto (the “Certificate of Formation”) with the Delaware Secretary of State and SITEL Corporation thereupon shall be the sole member of the Company (the “Initial Member”). References in this agreement to “Member” or “Members” shall mean individually or collectively, as the case may be, the Initial Member of the Company and any other person or entity who becomes a member of the Company in accordance with the provisions of this Agreement, for so long as they are members of the Company.

2. Purpose and Powers. The purpose for which the Company is organized is the performance of any lawful activity that may be carried on by limited liability companies organized under the Act, as now in effect or hereafter amended. Except as otherwise provided in this agreement, or by separate agreement, no Member in such capacity shall have any obligation to devote any specific amount of time to the affairs of the Company, and each of the Members shall be free to engage in any business or activity of any kind without accountability to the Company or any other Member. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company as set forth in this Section 2.

3. Location and Name. The principal office of the Company initially shall be located at 111 South Calvert Street, Suite 1900, Baltimore, Maryland 21202 and may be changed from time to time by agreement of the Members. The business and affairs of the Company shall be conducted under the name of the Company set forth in the Certificate of Formation.

4. Contributions to Capital. The capital account of the Initial Member shall be equal to the aggregate capital contributions made by SITEL Corporation to SITEL International, Inc. The Members shall have no obligation to make additional contributions to the capital of the Company. No interest shall accrue on any capital contribution and no Member shall have the right to withdraw or be repaid any capital contribution except as expressly provided herein.

5. Capital Accounts. An individual capital account shall be maintained on the books of the Company for each Member. Each Member’s capital account shall consist of such Member’s original contribution to the capital of the Company (a) increased by such Member’s additional contributions (if any) to the capital of the Company and by such Member’s share of the Company’s profits, and (b) decreased by such Member’s share of the Company’s losses and by distributions to such Member by the Company.

6. Profits and Losses; Interests of Members. The net profits or net losses of the Company (which shall include profits and losses from the conduct of the Company’s business, from sales or other dispositions of the Company’s property, and from all other sources, determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes) shall be allocated or charged to the Members for each calendar year as set forth on Schedule I Profits and losses of the Company shall be credited or charged to the individual capital accounts of the Members as soon as practicable after the end of each calendar year. The percentage set forth after a Member’s name on Schedule I shall represent such Member’s interest in the Company for all purposes. Interests in the Company shall not be certificated.

7. Actions of Members. The Members of the Company may act either by vote at a meeting of the Members at which a quorum is present or by written consent. A written consent may be signed on multiple counterpart copies of such consent, all of which shall be considered to be a single consent. Whenever the Members are required or permitted by law, this Agreement, the Certificate of Formation or otherwise to make a determination, to vote on or consent or agree to or approve any matter involving or affecting the Company, unless otherwise provided in this Agreement or the Certificate of Formation, the vote or written consent of Members then owning, in the aggregate, in excess of fifty percent (50%) of the interests in the Company shall represent the decision of the Members with respect to such matter and shall be binding upon all of the Members with the same force and effect as if such vote or written consent were unanimous.

8. Management of the Company. The Company shall be managed in accordance with Section 7 by the Members, who shall have all powers necessary, useful or appropriate for the day-to-day management and conduct of the Company’s business including, if advisable, the power to delegate to agents pursuant to Section 18-407 of the Act, and may assign among themselves various duties, powers, and authorities. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company, shall be valid and binding on the Company if executed by any Member. The Initial Member Initial be an “authorized person” within the meaning of the Act for purposes of executing the Company’s Certificate of Formation.

9. Liability and Indemnity. No Member shall have any liability for the obligations of the Company except to the extent required by the Act. To the fullest extent permitted by applicable law, any Member, manager, affiliate of a manager or Member, any officers, directors, shareholders, partners, members, employees, representatives or agents of a manager or a Member’s affiliates, or any employee or agent of the Company or its affiliates (each, a “Covered person”) shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except hat no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 9 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized herein.

10. Meetings of Members; Quorum; Notice. Meetings of Members may be called by Members then owning at least twenty-five percent (25%) of the interests in the Company. The person or persons calling any meeting of Members may designate the place for such meeting; if no such designation is made, then the place for such meeting of Members shall be the principal place of business of the Company in Maryland. Members owning, in the aggregate, in excess of fifty percent (50%) of the interests in the Company shall constitute a quorum at a meeting of Members. Written notice stating the place, day, hour, and purpose or purposes of a meeting of Members shall be delivered not less than three (3) nor more than thirty (30) days before the date of the meeting, either personally, by mail, by facsimile whose delivery is confirmed, or by a recognized overnight express delivery service, by or at the direction of one or more of the persons calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at such Member’s address as it appears in the records of the Company, with postage prepaid. If sent by overnight express delivery service, such notice shall be deemed to be delivered when deposited with the overnight express delivery service in time for next-business-day delivery addressed to the Member at such Member’s street address as it appears in the records of the Company. If sent by facsimile transmission, such notice shall be deemed to be delivered when the delivery of the facsimile has been confirmed in a manner reasonably likely to assure that the facsimile has been or will be received by the addressee. Except when required by law, notice of any adjourned meeting of Members need not be given. Any Member by a signed writing may waive notice of any meeting of Members, either before or after such meeting. The atendance of a Member at a meeting of the Members shall constitute a waiver of notice of such meeting, except when a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. At all meetings of Members, a Member may vote either in person or by a proxy executed in writing by the Member or by the Member’s duly authorized attorney-in-fact; and any such proxy shall be filed with the person presiding at such meeting either before or at the time of the meeting. No proxy shall be valid more than eleven (11) months after the date of its execution unless otherwise provided in the proxy.

11. Distributions. Distributions of cash and/or other property (which need not be distributed proportionately) to the Members in advance of dissolution and winding up may be made by the Company at such times as the Members may determine and shall be made to all of the Members simultaneously in proportion to their then respective interests in the Company. The Company shall have no obligation to make any interim distributions. The Company shall not make a distribution to a Member to the extent that at the time of the Distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their membership interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability or to the extent that such distribution would otherwise violate the Act. A Member who receives a distribution in violation of this section, and who did not know at the time of the distribution that the distribution violated this section, shall not be liable for the amount of the distribution.

12. Nominee. The Company may hold any property of the Company either in its own name or in the name of a nominee, as the Members may determine. In the event that any property of the Company is held in the name of a nominee, such nominee shall execute and deliver to the Company such documentation as may be necessary or appropriate to reflect the Company’s beneficial ownership of the property involved.

13. Company Funds. All funds of the Company shall be deposited in the Company’s name in such checking or other accounts as the Members shall designate from time to time. Withdrawals from such accounts may be made only by or at the direction or authorization of the Members.

14. Books and Records. The books of the Company shall be maintained on a calendar year basis. The books and records of the Company shall be kept at the principal place of business of the Company in Maryland or at such other location as the Members may determine; and the Members shall have access to the books and records of the Company as required by the Act. At the end of each calendar year, the Company shall furnish to each Member a complete accounting of the affairs of the Company together with such appropriate information as each Member may require for the purpose of preparing such Member’s income tax returns.

15. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Members, or (b) an event of dissolution of the Company under the Act. Upon the dissolution of the Company, the Members promptly shall wind up the affairs of the Company and shall liquidate the assets of the Company by paying all liabilities of the Company in accordance with the Act, or by arranging for the assumption of such liabilities, by paying all dissolution and liquidation expenses, and by distributing all of the remaining assets of the Company in cash or in kind, or partly in cash and partly in kind, to the Members as follows; first, by paying to the Members the positive balances in their respective capital accounts (pro rata if there are insufficient assets to pay such balances in full) and, second, by paying or distributing to the Members the remaining cash and other assets of the Company in proportion to the respective interests of the Members in the Company.

16. Withdrawal of Member. A Member may not withdraw from membership in the Company without the prior written consent of Members then owning, in the aggregate, in excess of fifty percent (50%) of the interests in the Company. If such written consent to the withdrawal of a Member from membership in the Company is given, then such withdrawal shall be effective upon the date specified in such written consent. After the effective date of such withdrawal and until such withdrawn Member’s capital account has been liquidated in accordance with an agreement between the withdrawn Member and the Company, such withdrawn Member shall only be entitled to receive the cash or other property provided for in such agreement as a creditor of the Company (subject to any prior rights of other creditors of the Company granted by law) and shall have no further rights as a Member.

17. Additional Members. The Company shall not admit anyone as a member of the Company without the prior written consent of Members then owning, in the aggregate, in excess of fifty percent (50%) of the interests in the Company; and, if such written consent is given, the new Member shall be admitted only upon the terms and conditions set forth in such written consent and upon the execution and delivery to the Company and the other Members of a document satisfactory to the Company by which such new Member accepts the terms of this Agreement and agrees to be bound thereby, effective upon the effective date of such admission.

18. Number and Gender. Where the context or circumstances require, singular words used in this Agreement shall be read in the plural, plural words shall be read in the singular, and I words in one gender shall include the equivalent word in each other gender.

19. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors, executors, administrators, and assigns of the Members.

20. Loans by Members. A Member may, but shall not be required to, make loans to the Company in such amounts, at such times, and upon such terms as the Members may approve. Each such loan shall be evidenced by a promissory note or other written document signed on behalf of the Company. No such loan by a Member to the Company shall be considered to be a contribution to the capital of the Company.

21. Tax Characterization and Returns. It is the intention of the Initial Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Members for such purposes. All provisions of the Company’s Certificate of Formation and this Agreement are to be construed so as to preserve such tax status.

22. Entire Agreement and Amendments. This Agreement Contains the entire understanding and agreement among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes any prior understandings or agreements among the parties pertaining to any matters covered by this Agreement. There are no representations, warranties, promises, covenants, or understandings with respect to the subject matter of this agreement other than those expressly set forth in this document. No amendment of this Agreement shall be valid unless such amendment is in writing and has been signed by all Members.

23. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had been never contained in this Agreement.

24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, including but not limited to the Act

25. Captions. The captions of the various paragraphs of this Agreement are solely for convenient reference and shall not be taken into account in the construction or interpretation of the provisions of this Agreement.

IN WITNESS WHEREOF, this Operating Agreement has been executed as of the day and year first above written by a duly authorized officer of the undersigned, for and on behalf of the undersigned.

SITEL Corporation, a Minnesota corporation

By:	/s/ Teresa A. Beaufait
Teresa A. Beaufait, Senior Vice President

Schedule I

Membership Interests

Member	Percentage Interest
SITEL Corporation, a Minnesota corporation	100%

EXHIBIT “A”

[Copies of Certificate of Conversion and Certificate of Formation]

ARTICLES OF INCORPORATION OF SITEL INTERNATIONAL, INC.

Acting as the incorporator of a corporation under the Business Corporation Act of Nebraska, I adopt the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

The corporate name for the corporation is SITEL International, Inc.

ARTICLE II

DURATION

The period of duration of the corporation is perpetual.

ARTICLE III

AUTHORIZED SHARES

The number of shares which the corporation is authorized to issue is 10,000, all of which shall be Common Stock. The par value of each of such shares shall be $1.00.

ARTICLE IV

INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the corporation is 13215 Birch Street, Suite 100, Omaha, Douglas County, Nebraska, 68164; and the name of the initial registered agent of the corporation at such office is James F. Lynch.

ARTICLE V

NAME MID ADDRESS OF INCORPORATOR

The name and street address of the incorporator of the corporation are as follows:

Name	Street Address
Teresa A. Beaufait	8712 West Dodge Road, Suite 300 Omaha, Nebraska 68114

ARTICLE VI

NAMES AND ADDRESSES OF INITIAL DIRECTORS

The names and street addresses of the individuals who are to serve as the initial directors of the corporation are as follows:

Name	Street Address
James F. Lynch	13215 Birch Street, Suite 100
Omaha, Nebraska 8164

Matthew H. Gates	13215 Birch Street, Suite 100
Omaha, Nebraska 68164

Edward R. Taylor	13215 Birch Street, Suite 100
Omaha, Nebraska 68164

Michael P. May	13215 Birch Street, Suite 100
Omaha, Nebraska 68164

ARTICLE VII

LIABILITY OF DIRECTORS

A director of the corporation shall have no personal liability to the corporation or to the shareholders of the corporation for money damages for any action taken, or for any failure to take any action, as a director of the corporation, except liability for (a) the amount of a financial benefit received by such director to which such director is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders of the corporation, (c) a violation of Section 21-2096 of the Business Corporation Act of Nebraska, and (d) an intentional violation of criminal law. If the Business Corporation Act of Nebraska hereafter is amended to authorize further limitations on or eliminations of the personal liability of a director of a corporation incorporated under the Business Corporation Act of Nebraska, then the personal liability of each director of the corporation shall be limited or eliminated to the fullest extent permitted by the Business Corporation Act of Nebraska as so amended from time to time.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS

The corporation shall, and by virtue of the provisions of this Article VIII is obligated to, indemnify each director of the corporation to the fullest extent permitted by law in accordance with Section 21-20,103 of the Business Corporation Act of Nebraska for liability, as defined in Section 21-20,102 of the Business Corporation Act of Nebraska, to any person for any action taken, or any failure to take any action, as a director of the corporation except liability for (a) receipt of a financial benefit to which such director is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders of the corporation, (c) a violation of Section 21-2096 of the Business Corporation Act of Nebraska, or (d) an intentional violation of criminal law. The foregoing provisions of this Article VIII shall be deemed to satisfy the requirements for authorization referred to in Subsection (3) of Section 21-20,105 and in Subsection (3) of Section 21-20,107 of the Business Corporation Act of Nebraska and shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Section 21-20,105 of the Business Corporation Act of Nebraska to the fullest extent permitted by law.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 10th day of January, 1996.

/s/ Teresa A. Beaufait
Teresa A. Beaufait, Incorporator